UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends "Item 9.01—Financial Statements and Exhibits" included in the initial report on Form 8-K dated October 31, 2012 and filed by Colfax Corporation ("Colfax") on November 1, 2012 related to the completion of the acquisition of an interest of approximately 91% in Soldex S.A. ("Soldex") by Soldex Holdings I LLC ("Soldex Holdings"), a wholly owned subsidiary of Colfax, on October 31, 2012. This amendment is being filed to provide the historical financial statements of Soldex for the periods specified in Rule 3-05(b) of Regulation S-X and the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 31, 2012, Soldex Holdings completed the previously announced acquisition of an approximately 91% interest in Soldex, a corporation organized under the laws of Peru that supplies welding products from its plants located in Peru and Colombia. The acquisition was made pursuant to a Share Purchase Agreement, dated May 26, 2012, between Colfax and Inversiones Breca S.A., as amended on October 25, 2012 (the “Share Purchase Agreement”). Colfax assigned its interests in the Share Purchase Agreement to Soldex Holdings on October 26, 2012. The October 25, 2012 amendment to the Share Purchase Agreement provided for an immaterial increase in the purchase price and the number of Soldex shares to be acquired due to share purchase mechanics in Peru.
Under the Share Purchase Agreement, Soldex Holdings acquired 187,310,251 Soldex common shares and 71,106,571 Soldex investment shares for a purchase price of $183,363,015.47, which was funded with cash on-hand. The purchase price is subject to adjustment based upon changes in Soldex’s net equity, defined as the difference between total assets and total liabilities, between February 29, 2012 and October 31, 2012. The transaction values Soldex at $235 million, including the assumption of debt.
The Share Purchase Agreement, as amended, requires Soldex Holdings to commence a tender offer under Peruvian law, or, if approved by the Superintendencia del Mercado de Valores, a Peruvian regulatory body, a public purchase offer for all voting shares held by Soldex’s minority shareholders.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired

The audited consolidated statements of Soldex, including the consolidated statements of financial position, comprehensive income, statements of changes in net equity and statements of cash flows for the years ended December 31, 2011 and 2010, and the summary of significant accounting policies and other explanatory notes and the report of the independent auditor thereon, are filed as Exhibit 99.1 to this Form 8-K/A and incorporated into this Item 9.01(a) by reference.

The unaudited interim consolidated financial statements of Soldex for the period ended September 30, 2012, including the consolidated statements of financial position, comprehensive income and cash flows, are filed as Exhibit 99.2 to this Form 8-K/A and incorporated into this Item 9.01(a) by reference.

(b)    Pro Forma Financial Information

The unaudited pro forma financial statements as of September 28, 2012, for the year ended December 31, 2011 and the nine months ended September 28, 2012 are furnished as Exhibit 99.3 to this Form 8-K/A and incorporated into this Item 9.01(b) by reference.

(d)    Exhibits

23.1	Consent of Medina, Zaldívar, Paredes & Asociados Sociedad Civil de Responsabilidad Limitada Member Firm of Ernst & Young Global

99.1	Soldex S.A. and subsidiaries consolidated financial statements as of December 31, 2011 and 2010, together with the Independent Auditor's Report

99.2	Soldex S.A. and subsidiaries unaudited interim consolidated financial statements for the nine months ended September 30, 2012

99.3	Unaudited pro forma condensed combined financial statements as of September 28, 2012, for the year ended December 31, 2011 and the nine months ended September 28, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: January 15, 2013	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Medina, Zaldívar, Paredes & Asociados Sociedad Civil de Responsabilidad Limitada Member Firm of Ernst & Young Global

99.1	Soldex S.A. and subsidiaries consolidated financial statements as of December 31, 2011 and 2010, together with the Independent Auditor's Report

99.2	Soldex S.A. and subsidiaries unaudited interim consolidated financial statements for the nine months ended September 30, 2012

99.3	Unaudited pro forma condensed combined financial statements as of September 28, 2012, for the year ended December 31, 2011 and the nine months ended September 28, 2012